CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of ECO2, Inc. and subsidiaries on Form S-8 of our report dated November 10, 1995, on the consolidated financial statements and the financial statement schedules included in or incorporated by reference in the ECO2, Inc. and subsidiaries Annual Report on Form 10-K at September 30, 1995 and for the fiscal year then ended. We also consent to the reference to our firm under the caption "Experts" contained in the registration statement.

			   s/ Millward & Co, CPAs
MILLWARD & CO, CPAs
Fort Lauderdale, Florida
May 1, 1996